UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 20, 2025

BENSON HILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Research Boulevard

St. Louis, Missouri 63132

(Address of principal executive offices)

(314) 222-8218

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	*

*The Nasdaq Stock Market suspended trading of the Company’s common stock at the opening of business on March 27, 2025, and indicated that it would file a Form 25-NSE with the Securities and Exchange Commission to remove the Company’s common stock from listing and registration on Nasdaq.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.01 of this Current Report on Form 8-K (“Form 8-K”) is incorporated herein by reference.

Item 1.03. Bankruptcy or Receivership.

The information set forth below under Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 20, 2025, Benson Hill, Inc. (the “Company”) and its wholly-owned subsidiaries Benson Hill Fresh, LLC, Benson Hill Holdings, Inc., Benson Hill Seeds Holdings, Inc., Benson Hill Seeds, Inc., BHB Holdings, LLC, Benson Hill ND OldCo, Inc., DDB Holdings, Inc., and J&J Southern Farms, Inc.  (together with the Company, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 proceedings are being jointly administered under the Chapter 11 Case of Benson Hill, Inc. with the caption In re Benson Hill, Inc., et al. (25-10539) (the “Chapter 11 Cases”). The Debtors have continued to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors have also been conducting a sale process and transaction under section 363 (“Section 363 Transaction”) of the Bankruptcy Code, as described below.

On April 23, 2025, the Bankruptcy Court entered an order approving bidding procedures (the “Bid Procedures Order”), which, among other things, authorized the Debtors to identify a purchaser, subject to the Bankruptcy Court’s approval, in connection with the sale of substantially all of the Debtors’ assets and enter into a related purchase agreement [Bankr. D. Del. (25-10539), Docket No. 194]. Pursuant to the Bid Procedures Order, the bid deadline was 5:00 p.m. (Eastern Time) on May 14, 2025. After expiration of the bid deadline, the Debtors selected the Buyer (as defined below) as the successful bidder for the Assets (as defined below). As no other qualified bids were submitted by the bid deadline, the Debtors cancelled the auction scheduled by the Bid Procedures Order.

On May 22, 2025, the Bankruptcy Court entered an order authorizing the Asset Sale (as defined below) pursuant to the terms of the APA (as defined below) [Bankr. D. Del. (25-10539), Docket No. 367 ] (the “Sale Order”). In connection with the Chapter 11 Cases, on May 20, 2025, the Company (and its subsidiaries Benson Hill Holdings, Inc., Benson Hill Fresh, LLC, Benson Hill Seeds Holding, Inc., Benson Hill Seeds, Inc., BHB Holdings, LLC, and J&J Southern Farms, Inc. (collectively, with the Company, the “Sellers”)) entered into the Bankruptcy Court-approved asset purchase agreement (the “APA”) with Expedition Ag Holdings, LLC, S2G Builders Food & Agriculture Fund III, LP (an affiliate and designee of S2G Investments, LLC), Steve Kahn and ProAgInvest, LLC (collectively, and immediately after the execution of the APA, the entity to which they assigned their rights, Confluence Genetics, LLC, the “Buyer”) as collectively the successful bidder for substantially all of the Debtors’ assets (the “Assets,” and such sale, the “Asset Sale”) in exchange for, as more fully described in the APA, (i) the assumption of certain assumed liabilities, including payment in cash of cure costs related to contracts to be assumed and assigned to the Buyer; (ii) the amount required to pay and satisfy in cash certain closing costs; (iii) certain contractual financing obligations; (iv) the payment of a wind-down amount in cash in the amount of $1 million; and (v) the full amount of the secured debtor-in-possession (“DIP”) credit facility (the “DIP Credit Facility”), in the principal amount of $11 million (plus fees and interest), applied as a credit bid pursuant to section 363(k) of the Bankruptcy Code. Following such repayment, the DIP Credit Facility was deemed terminated and all obligations deemed fully satisfied (other than as stated in the Sale Order).

On May 23, 2025, the Company and the Buyer closed the Asset Sale contemplated by the APA, thereby completing the disposition of the Assets.

The Company does not currently anticipate that any proceeds from the Asset Sale will be available for distribution to the Company’s stockholders.

The Company is currently unable to prepare pro forma financial information reflecting the Asset Sale without unreasonable effort or expense, and therefore such information is not reasonably available to the Company within the meaning of Rule 12b-21 under the Exchange Act.

The foregoing description of the APA does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the APA, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2025, effective immediately following the entry by the Bankruptcy Court of the Sale Order (the “Effective Time”), the then-current directors resigned from the Board of Directors of the Company: DeAnn L. Brunts, Adrienne Elsner, Daniel Jacobi, Richard Mack, Molly Montgomery, Craig Rohr and Linda Whitley-Taylor. The resignations were not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices. Prior to the Effective Time, the Board of Directors took action such that, effective at the Effective Time, Daniel Cosgrove was elected to serve as the sole director of the Company and the size of the Board of Directors was reduced to one member.

The Company and Daniel Cosgrove, the Company’s Interim Chief Executive Officer, entered into an Independent Contractor Agreement (the “ICA”), whereby Mr. Cosgrove’s employment with the Company will cease, the Interim Executive Employment Agreement, dated as of March 19, 2025, between Mr. Cosgrove and the Company will terminate, and the Company will retain Mr. Cosgrove as an independent contractor, all effective on May 27, 2025. Mr. Cosgrove will remain the Interim Chief Executive Officer of the Company, but in an independent contractor capacity. The ICA will continue until the effective date of a plan of liquidation in the Chapter 11 Cases, or until the Company deems the services are complete. Pursuant to the ICA, Mr. Cosgrove will provide consulting services related to the wind-down of the Company’s operations and the Company will pay Mr. Cosgrove a fee of $278 per hour. It is not anticipated that Mr. Cosgrove’s services will exceed 40 hours per month. The foregoing description of the ICA does not purport to be complete and is subject and qualified in its entirety by reference to the full text of the ICA, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective at the Effective Time, the Company’s Second Amended and Restated Bylaws (the “Bylaws”) were amended to provide, in Section 3.2, that the minimum number of directors of the Company shall be one, instead of five. The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the text of the Bylaws as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Debtors’ claims agent Stretto at https://cases.stretto.com/bensonhill. The documents and other information available via this website or elsewhere are not part of this Form 8-K and shall not be deemed incorporated herein.

The information in this Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as set forth by specific reference in such a filing.

Cautionary Note Regarding Trading in Company Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its security holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Among those risks, uncertainties and other factors are the effects of the Chapter 11 filing on the Company and on the interests of various constituents, including holders of the Company’s common stock, Bankruptcy Court rulings in the Chapter 11 process in general, the length of time that the Company will operate under Chapter 11 protection, the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity or results of operations, increased advisory costs during the pendency of the proceedings, the impact on the price and trading market of the Company’s common stock, possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the Asset Sale, and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and its Quarterly Reports, which are available on the SEC’s website at www.sec.gov. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of May 20, 2025, by and among Benson Hill, Inc., Benson Hill Holdings, Inc., Benson Hill Fresh, LLC, Benson Hill Seeds Holding, Inc., Benson Hill Seeds, Inc., BHB Holdings, LLC, J&J Southern Farms, Inc., S2G Builders Food & Agriculture Fund III, LP, Expedition Ag Holdings, LLC, Steve Kahn and ProAgInvest, LLC*
3.1	Second Amended and Restated Bylaws of Benson Hill, Inc., as amended May 22, 2025
10.1	Independent Contractor Agreement between Daniel Cosgrove and Benson Hill, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and certain exhibits to this Agreement have been omitted from this Report and will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Daniel Cosgrove
	Name:	Daniel Cosgrove
	Title:	Interim Chief Executive Officer

Date: May 27, 2025